*Translation from Bulgarian language*

[Coat of Arms: Republic of Bulgaria]

MINISTRY OF JUSTICE
**REGISTRY AGENCY**

*1111 Sofia, 20 Elisaveta Bagryana Str.*
*www.registryagency.bg*

*Telephone: 9486 181, fax: 9486 194*
*office@registryagency.bg*

**CERTIFICATE**
**Ref. No. 20240509172843 / 05/09/2024**

The Registry Agency hereby certifies that the Commercial Register and the register of Non-Profit Legal Entities, on the docket for **NIKA PHARMACEUTICALS EOOD**, **UIC: 175420503**, in part Registered circumstances for the period from 01/01/2024 to 05/09/2024, the following entries have been made:

Section **General status**
General circumstances

**5/9/2024, 15:29:38**

| | | |
|---|---|---|
| 23. Single owner of the capital | Nika Pharmaceuticals, Inc., registration number 20041195123, 2004119512<br>Foreign legal entity, country: BULGARIA | Entry |

**5/9/2024, 15:29:38**

| | | |
|---|---|---|
| 24. Transfer of company share | TRANSFEROR: Dimitar Slavchev Savov, PIN: 5803146804, BULGARIA<br>SUCCESSOR: Nika Pharmaceuticals, Inc., registration number 20041195123, 2004119512, foreign legal entity, | Entry |

| | | |
|---|---|---|
| | USA. Amount of shareholding: BGN 5,000. Date on which the reason for the transfer of the company share has occurred: 04/30/2024. | |

(given name and surname) (signature and stamp)

*I, the undersigned translator Kaloyan Todorov Kirilov, do certify the translation from Bulgarian to English language of the document herewith, consisting of 2 (two) pages, is true and correct.*

*Translator: ………….. Kaloyan Todorov Kirilov*

МИНИСТЕРСТВО НА ПРАВОСЪДИЕТО
АГЕНЦИЯ ПО ВПИСВАНИЯТА

*София 1111, ул. Елисавета Багряна №20*
*www.registryagency.bg*

*тел.: 9486 181, факс: 9486 194*
*office@registryagency.bg*

# УДОСТОВЕРЕНИЕ

**изх. № 20240509172843 / 09.05.2024г.**

Агенция по вписванията удостоверява, че в търговския регистър и регистъра на ЮЛНЦ по партидата на **"НИКА ФАРМАСЮТИКАЛС" ЕООД, ЕИК 175420503** в част „Вписани обстоятелства" за периода от 01.01.2024 г. до 09.05.2024 г. са извършени следните вписвания:

Раздел **Общ статус**

Основни обстоятелства

| | | |
|---|---|---|
| **9.5.2024 г. 15:29:38** | | |
| 23.Едноличен собственик на капитала | Ника Фармасютикълс, Инк рег. № .20041195123, 2004119512<br>Чуждестранно юридическо лице, държава: БЪЛГАРИЯ | Вписване |
| **9.5.2024 г. 15:29:38** | | |
| 24.Прехвърляне на дружествен дял | ПРЕХВЪРЛИТЕЛ: Димитър Славчев Савов, ЕГН 5803146804, БЪЛГАРИЯ<br>ПРАВОПРИЕМНИК: Ника Фармасютикълс, Инк рег. № .20041195123 2004119512, Чуждестранно юридическо лице, САЩ<br>Размер на дяловото участие: 5000 лв.<br>дата, на която е възникнало основанието за прехвърляне на дружествен дял: 30.04.2024 г. | Вписване |

(Име и фамилия) (подпис и печат)